Calculation of Filing Fee Tables
S-8
Arxis, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.01 per share ("Class A Common Stock") reserved for issuance under the Arxis, Inc. 2026 Omnibus Incentive Plan	Other	58,998,448	$ 28.00	$ 1,651,956,544.00	0.0001381	$ 228,135.20
2	Equity	Class A Common Stock reserved for issuance under the Arxis, Inc. Employee Stock Purchase Plan	Other	3,694,208	$ 28.00	$ 103,437,824.00	0.0001381	$ 14,284.76
Total Offering Amounts:						$ 1,755,394,368.00		$ 242,419.96
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 242,419.96
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") shall also cover any additional shares of Class A Common Stock that become issuable under the Arxis, Inc. 2026 Omnibus Incentive Plan and the Arxis, Inc. 2026 Employee Stock Purchase Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the initial offering price per share of Class A Common Stock pursuant to the Registrant's Registration Statement on Form S-l/A (File No. 333-294577), declared effective on April 15, 2026. (3) Rounded up to the nearest cent.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (the "Registration Statement") shall also cover any additional shares of Class A Common Stock that become issuable under the Arxis, Inc. 2026 Omnibus Incentive Plan and the Arxis, Inc. 2026 Employee Stock Purchase Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction. (2) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the initial offering price per share of Class A Common Stock pursuant to the Registrant's Registration Statement on Form S-l/A (File No. 333-294577), declared effective on April 15, 2026. (3) Rounded up to the nearest cent.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources